LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS POWER OF ATTORNEY The undersigned hereby makes, constitutes and appoints each of Balbir Kelly-Bisla, Group Company Secretary and Mariana Ljuljdjuraj, Assistant Company Secretary (US), or either of them acting singly, and with full power of substitution, re-substitution and delegation attorney-in-fact (each of such persons and their substitutes and delegees being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in WPP plc (the , to: 1. Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain and/or modify codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system; 2. Prepare and execute any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney- in-Fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, or Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents ; 3. Submit and file SEC Filings with the SEC utilizing the EDGAR system or any such third-party system with which the Company, the undersigned or the Attorney-in-Fact uses to make EDGAR filings with the SEC or cause them to be submitted and filed by a person appointed under Section 5 below; 4. File, submit or otherwise deliver SEC Filings to any securities exchange on which the ; 5. remove and replace account administrators, account users, technical administrators and count, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; or act as a delegated replace delegated account administrators and users; (ii) maintain the security of the Regulation S-T with respect to delegated entities; 6. Cause the Company to accept a delegation of authority from EDGAR account administrators and, pursuant to that delegation, account administrators to appoint, remove or replace users for EDGAR account; and 7. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact. The undersigned acknowledges that: a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information; b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable; c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act. The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of 21st May, 2026. Signature Peter Agnefjäll Print Name

NOTARIZATION England and Wales ) City of London ) SS. The foregoing instrument was acknowledged by means of live video conference technology before me on this 21st day of May 2026 by Hans Peter Henrik Agnefjäll, whose identity I attest and who acknowledged to me that he is also known as Peter Agnefjäll. IN TESTIMONY WHEREOF I have hereunto set my qualified electronic signature and affixed a digital image of my seal of office in London, England, this twenty-first day of May in the year two thousand and twenty-six. ________________________________________________ Ryan Edward Ronald Moody Notary Public of London, England My commission expires with life